UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2008

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
MAY 1, 2008

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           Amendment to Restated Certificate of Incorporation

On May 1, 2008, the Board of Directors of the Company resolved to amend the Company’s Restated Certificate of Incorporation, as amended, to increase the common stock capitalization of the Company from 70 million shares to 98 million shares.  On May 2, 2008 (the “Record Date”), four stockholders representing 67.49% of the 59,298,700 shares of common stock of the Company approved by written consent the foregoing amendment, subject to our compliance with certain technical requirements to provide information to stockholders pursuant to the Exchange Act of 1934, as amended.

SECTION 8 – OTHER EVENTS

Item 8.01.  Other Events

(a)           Amendment to Equity Incentive Plan

On May 1, 2008, the Board of Directors of the Company resolved to amend the Company’s Equity Incentive Plan (the “Plan”), as amended, to increase the maximum aggregate number of shares available for issuance from 6 million shares to 10 million shares. On May 2, 2008 (the “Record Date”), four stockholders representing 67.49% of the 59,298,700 shares of common stock of the Company approved by written consent the foregoing amendment, subject to our compliance with certain technical requirements to provide information to stockholders pursuant to the terms of the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2008	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

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